UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On June 11, 2018, TreeHouse Foods, Inc. (the “Company”) entered into Amendment No. 1, dated as of June 11, 2018 (the “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of December 1, 2017 (as amended, the “Credit Agreement”), among the Company, the other loan parties thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

Under the Amendment, among other things, (i) the lenders agree to increase the leverage covenant threshold through fiscal year 2019, (ii) the Company and the other loan parties agree to secure the obligations with liens on substantially all of their personal property and (iii) the lenders agree such liens may be released upon the Company’s leverage ratio being less than or equal to 4:00 to 1:00 no earlier than the fiscal quarter ended on December 31, 2019, in each case, subject to such other terms and conditions as set forth therein. The material terms and conditions under the Credit Agreement are otherwise substantially consistent with those contained in the Credit Agreement prior to the Amendment.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Other Events

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated June 11, 2018

99.1	Press Release announcing Amendment No. 1 to Second Amended and Restated Credit Agreement, dated June 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: June 11, 2018	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant